EXHIBIT 21.1

Jabil Circuit, Inc. Subsidiaries*

Ownership is 100% except where designated

Celebit Technology Private Limited (India)

Celetron Acquisition Corporation (USA)

Celetronix India Private Limited (India)

Celetronix Malaysia Sdn. Bhd. (Malaysia)

Celetronix Mauritius Limited (Mauritius)

Celetronix Power India Private Limited (India)

Celetronix USA, Inc. (USA)

Digitek Electronics Ltd. (Hong Kong)

GET Manufacturing USA, Inc. (USA)

Jabicom (BVI), Inc. (British Virgin Islands)

Jabil (Mauritius) Holdings Ltd. (Mauritius)

Jabil Assembly Poland sp. z.o.o. (Poland)

Jabil Circuit, LLC (USA)

Jabil Circuit, SAS (France)

Jabil Circuit (Beijing) Co. Ltd. (China)

Jabil Circuit (BVI) Inc. (British Virgin Islands)

Jabil Circuit (Guangzhou) Ltd. (China)

Jabil Circuit (Panyu) Ltd. (China)

Jabil Circuit (Shenzhen) Ltd. (China)

Jabil Circuit (Shanghai) Co. Ltd. (China)

Jabil Circuit (Singapore) Pte. Ltd. (Singapore)

Jabil Circuit (Suzhou) Ltd. (China)

Jabil Circuit (Taiwan) Limited (Taiwan)

Jabil Circuit (Wuxi) Co. Ltd. (China)

Jabil Circuit Austria GmbH (Austria)

Jabil Circuit Automotive, SAS (France)

Jabil Circuit Belgium N.V. (Belgium)

Jabil Circuit Bermuda Ltd. (Bermuda)

Jabil Circuit Cayman L.P. (Cayman Islands)

Jabil Circuit Chihuahua, LLC (USA)

Jabil Circuit China Limited (Hong Kong)

Jabil Circuit China Manufacturing Ltd. (Guernsey)

Jabil Circuit de Chihuahua, S de RL de C.V. (Mexico)

Jabil Circuit de Mexico, S de RL de C.V. (Mexico)

Jabil Circuit Financial, Inc. (USA)

Jabil Circuit Financial II, Inc. (USA)

Jabil Circuit French Holdings, SAS (France)

Jabil Circuit GmbH (Germany)

Jabil Circuit Gotemba, KK (Japan)

Jabil Circuit Guadalajara, LLC (USA)

Jabil Circuit Guangzhou Holding (BVI) Inc. (British Virgin Islands)

Jabil Circuit Holdings GmbH (Germany)

Jabil Circuit Holdings Ltd (United Kingdom)

Jabil Circuit Hong Kong Limited (Hong Kong)

Jabil Circuit Hungary Ltd. (Hungary)

Jabil Circuit India Private Limited (India)

Jabil Circuit Italia, S.r.l. (Italy)

Jabil Circuit Japan, KK (Japan)

Jabil Circuit Limited (United Kingdom)

Jabil Circuit Luxembourg II, S.a.r.l. (Luxembourg)

Jabil Circuit Luxembourg, S.a.r.l. (Luxembourg)

Jabil Circuit Netherlands B.V. (Netherlands)

Jabil Circuit of Michigan, Inc. (USA)

Jabil Circuit of Texas, LP (USA)

Jabil Circuit Panama, Inc. (Panama)

Jabil Circuit Poland sp z o.o. (Poland)

Jabil Circuit Real Estate GmbH (Germany)

Jabil Circuit Reynosa, LLC (USA)

Jabil Circuit de Reynosa S de RL de C.V. (Mexico)

Jabil Circuit Sdn. Bhd. (Malaysia)

Jabil Circuit Services Ltd. (Hong Kong)

Jabil Circuit Technology LLC (Cayman Islands)

Jabil Circuit Technology India Pvt. Ltd. (India)

Jabil Circuit U.K., Limited (United Kingdom)

Jabil Circuit Ukraine Limited (Ukraine)

Jabil Defense and Aerospace Services LLC (USA)

Jabil do Brasil Industria Eletroeletronica Ltda. (Brazil)

Jabil Global Services de Mexico, S.A. de C.V. (Mexico)

Jabil Global Services, Ltd. (Ireland)

Jabil Global Services, Inc. (USA)

Jabil Global Services Netherlands B.V. (Netherlands)

Jabil Global Services Poland sp z.o.o. (Poland)

Jabil Industrial do Brasil Ltda (Brazil)

Jabil Luxembourg Manufacturing S.a.r.l (Luxembourg)

Jabil Mexico S.A. de C.V. (Mexico)

Jabil MPC, LLC (USA)

Jabil Real Estate Ukraine LLC (Ukraine)

Jabil Texas Holdings, LLC (USA)

JP Danshui Holding (BVI) Inc. (BVI)

*	Jabil Circuit, Inc. subsidiaries list as of August 31, 2006, not including certain immaterial subsidiaries dissolved prior to August 31, 2006.